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                                                                    EXHIBIT 99.4


                                 FOR TENDER OF
                     9 1/2% SENIOR NOTES DUE 2005, SERIES A
                                IN EXCHANGE FOR
                     9 1/2% SENIOR NOTES DUE 2005, SERIES B
                                       OF

                           EARLE M. JORGENSEN COMPANY


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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON ______________, 1998 UNLESS EXTENDED (THE "EXPIRATION DATE").
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To Our Clients:

     We are enclosing a Prospectus dated June ___, 1998 (the "Prospectus") of
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Earle M. Jorgensen Company, a Delaware corporation (the "Company"), and a
                                                         -------
related Letter of Transmittal (which together constitute the "Exchange Offer")
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relating to the offer by the Company to exchange its 9 1/2% Senior Notes Due
2005, Series B (the Exchange Notes"), which have been registered under the
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Securities Act of 1933, as amended (the "Securities Act"), for a like principal
                                         --------------
amount of its issued and outstanding 9 1/2% Senior Notes Due 2005, Series A (the "Old Notes") upon the terms and subject to the conditions set forth in the
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Exchange Offer.

     The Exchange Offer is not conditioned upon any minimum number of the Old Notes being tendered.

     We are the holder of record of the Old Notes held by us for your account.
A tender of the Old Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender the Old Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may make the representations contained in the Letter of Transmittal on your behalf.

     Pursuant to the Letter of Transmittal, each holder of the Old Notes will represent to the Company that (i) the Exchange Notes to be acquired by the undersigned and any beneficial owner(s) of the tendered Old Notes in connection with the Exchange Offer are being acquired by the undersigned and any beneficial owner(s) in the ordinary course of business of the undersigned and any beneficial owner(s), (ii) the undersigned and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) except as otherwise disclosed in writing herewith, neither the undersigned nor any beneficial owner is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, and (iv) the undersigned and each beneficial owner acknowledge and agree that any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in the no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer." In addition, by accepting the Exchange Offer, the undersigned will (i) represent and warrant that, if the undersigned or any beneficial owner of the tendered Old Notes is a Participating Broker-Dealer (as defined in the Prospectus), such Participating Broker-Dealer acquired the Old Notes for its own account as a result of market-making activities or other trading activities and has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the
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Securities Act) to distribute the Exchange Notes to be received in the Exchange
Offer, and (ii) acknowledges that, by receiving the Exchange Notes for its own account in exchange for the Old Notes, where the Old Notes were acquired as a result of market-making activities or other trading activities, the Participating Broker-Dealer will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the Participating Broker-Dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



                                             Very truly yours,

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